Exhibit 23.4

TBPELS REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We have issued our report dated January 13, 2025 on the audit of estimated quantities of proved reserves, future production and income attributable to certain leasehold interest of Diamondback Energy, Inc. (“Diamondback”) as of December 31, 2024 (the “Report”) included in Diamondback’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”). As independent oil and gas consultants, we hereby consent to (i) the incorporation by reference of the Report in this Registration Statement on Form S-3ASR of Diamondback (this “Registration Statement”), (ii) the use in this Registration Statement of the information contained in the Report and in our prior reserve reports referenced in this Registration Statement or in the Annual Report, which is incorporated by reference in this Registration Statement, and (iii) all references to our firm in this Registration Statement. We further consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas

April 7, 2025

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
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